Exhibit 10.3

AMENDMENT NO. 1 TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment No. 1 (“Amendment”) to the Membership Interest Purchase Agreement dated December 28, 2023 (the “Agreement”) is made and entered into as of August 20, 2024 (the “Effective Date”), by and among La Rosa Holdings Corp., a Nevada corporation (the “Buyer”), La Rosa Realty North Florida, LLC, a Florida limited liability company (the “Company”), and Thomas R. Stewart, an individual (the “Seller”). Each of the Company, the Seller, and the Buyer are hereinafter referred to as the “Party” and collectively as the “Parties”.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, on December 28, 2023, the Parties entered into the Agreement;

WHEREAS, the Parties desire to amend the Agreement to revise certain Payment Terms described in Schedule A to the Agreement.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement shall be deleted in its entirety and replaced with the following:

SCHEDULE A

Buyer:	La Rosa Holdings Corp.
Company:	LA ROSA REALTY NORTH FLORIDA, LLC
Seller:	Thomas R. Stewart
Percentage of Seller’s Membership Interest in the Company being sold to the Buyer:	100%
Aggregate Purchase Price:	$1,131,053.50 consisting of (i) a cash payment of $300,000 (the “Cash Payment”), and (ii) $831,053.50 in unregistered shares of common stock of the Buyer (the “Purchase Shares”).

Payment Terms:

The Cash Payment shall be payable in accordance with the following schedule:

-   $25,000.00 within 5 - 10 business days after the Closing;

-   $10,000 on or by February 1, 2024;

-   $10,000 on or by March 1, 2024;

-   $10,000 on or by April 1, 2024;

-   $10,000 on or by May 1, 2024;

-   $10,000 on or by June 1, 2024;

-   $10,000 on or by July 1, 2024;

-   $25,000 on or by August 14, 2024;

-   the remaining part of the Cash Payment in the amount of $190,000 shall be paid monthly starting September 2024 over a period of nineteen (19) months (“Payment Period”) in installments equal to $10,000. Each installment shall be paid on the second business day of the month. In the event that the Buyer is unable to make the scheduled payment of $10,000 in any given month, the Buyer may elect to defer the payment for that month. However, the Buyer may only defer a maximum of five (5) monthly payments during the Payment Period. In case of such deferrals, the Payment Period shall be extended to the number of deferred monthly months. If the Buyer elects to defer the monthly payment, the Buyer agrees to pay to the Seller an additional amount of $1,800 for each such deferred payment.

The Purchase Shares will be issued on the date of the Closing. $731,053.50 of the Purchase Shares shall be issued to the Seller on the Closing date and $100,000 of shares shall be issued to Ms. Galeann Montague on the Closing date.

The number of Purchase Shares will be determined by dividing the purchase price of the Purchase Shares ($831,053.50) by the closing price of the Company’s common stock on the trading date immediately preceding the date of the Closing, as reported by the Nasdaq Stock Market LLC.

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect.

3.	All matters relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

4.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

SELLER:

By
Name:	Thomas R. Stewart

BUYER:

LA ROSA HOLDINGS CORP.

By
Name:	Joseph La Rosa
Title:	Chief Executive Officer

COMPANY:

LA ROSA REALTY NORTH FLORIDA, LLC

By:
Name:	Joseph La Rosa

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